                     SECURITIES  AND  EXCHANGE  COMMISSION


                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) -  May 11, 1999



                           MELLON  BANK  CORPORATION
               (Exact name of registrant as specified in charter)



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
         Pennsylvania               1-7410           25-1233834
 (State or other jurisdiction     (Commission      (I.R.S. Employer
       of incorporation)          File Number)    Identification No.)

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                   One Mellon Bank Center
                      500 Grant Street
                   Pittsburgh, Pennsylvania              15258
           (Address of principal executive offices)    (Zip code)



      Registrant's telephone number, including area code - (412) 234-5000
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ITEM 5.  OTHER EVENTS

         By release dated May 11, 1999, Mellon Bank Corporation ("Mellon") and U.S. Bancorp announced that they have signed an agreement for U. S. Bank to acquire Mellon Network Services' electronic funds transfer
         (EFT) processing unit. The transaction is expected to be completed by the end of the second quarter of 1999, pending regulatory approvals.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              MELLON BANK CORPORATION



Date:  May 11, 1999           By: /s/ STEVEN G. ELLIOTT
                                  Steven G. Elliott
                                  Senior Vice Chairman and Chief
                                  Financial Officer